EXHIBIT 1


                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, each of the undersigned hereby: (i) affirms that he or she is individually eligible to use Schedule 13G with respect to the Common Stock, par value $0.02 per share, of LMI Aerospace, Inc.; and (ii) agrees that this
Schedule 13G is filed on behalf of both of the undersigned.

         IN WITNESS HEREOF, the undersigned hereby execute this Agreement this 31st day of January, 1999.


                                              /s/ Joseph Burstein
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                                              Signature

                                              Joseph Burstein
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                                              Name/Title

                                              /s/ Geraldine Burstein
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                                              Signature

                                              Geraldine Burstein
                                              ----------------------------------
                                              Name/Title